Exhibit 10.2

FOURTH AMENDMENT TO
DISTRIBUTION/SUPPLY AGREEMENT

This FOURTH AMENDMENT is effective the 1st day of January, 2001 to the Distribution/Supply Agreement dated September 4, 1997 (the “Distribution Agreement”) by and between Endocardial Solutions, Inc. (“ESI”) and Medtronic, Inc. (“Medtronic”).

Section 1.1 (Specific Definitions), “Medtronic Territories” shall be amended to read as follows:

“Medtronic Territories” means only those countries included within Medtronic’s currently designated “Europe,” sales region as more fully described in Schedule 1.2.

Schedule 1.2 is amended to delete the term “Japan” and “Canada.”

The caption of Article 2 is amended to delete the words “and Japan.”

Articles 3 (ESI Sales and Distribution) shall be amended to read as follows:

ESI retains all rights to the Systems not expressly granted to Medtronic.  ESI shall establish a direct sales force for Systems in North America and Japan through a combination of ESI employees and/or independent third-party sales representatives.  ESI shall use its commercially reasonable best efforts to ensure that any such independent third-party sales representatives of Systems in North America and Japan are not Medtronic Competitors.

Section 4.1(a) shall be amended to read as follows:

4.1        Right of First Offer Outside Medtronic Territories.
(a)	In the event that ESI proposed to enter into any distribution, sales representative or similar license agreement with any third party regarding the sales, distribution or licensing of the Systems in the Field of Use outside the Medtronic Territories, North America or Japan (such regions to be described as (i) Asia Pacific (excluding Japan), (ii) Australia/New Zealand, (iii) Central/South America and (iv) the Middle East and Africa, ESI agrees it shall offer Medtronic a first right to become ESI’s exclusive distributor of the ESI System is each of such regions.

Except to the extent provided above, the remaining terms and conditions of the Distribution Agreement, as amended, shall remain in full force and effect.

MEDTRONIC, INC.	ENDOCARDIAL SOLUTIONS, INC.

/s/ Warren Watson	/s/ James W. Bullock
Warren Watson Vice President EP Systems, CRM	Title: President/CEO

Dated: 2 March 01	Date: 4/25/01